Conformis, Inc. Announces Departure of Chief Legal Officer, Corporate Secretary
BILLERICA, Mass., Dec. 23, 2021 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS) announced today that Brent Alldredge, Chief Legal Officer and Corporate Secretary, has notified the Company that he will be departing the Company on January 16, 2022 to become the General Counsel at Bruker Corporation, a global, publicly traded developer, manufacturer, and distributor of scientific instruments and analytical and diagnostic solutions.
As a result, the Company’s Board of Directors has begun a search to appoint a successor to Mr. Alldredge, with a further announcement to be made in due course. Mr. Alldredge has agreed to work with the Company as an advisor to help achieve a smooth transition.
“Since joining Conformis in 2019, Brent has been a trusted advisor and valued member of the executive management team. His new position at a multi-billion dollar, large market cap company is an indication of his experience and capabilities,” said Mark Augusti, President and Chief Executive Officer.  “On behalf of the Company and the Board, I would like to thank Brent for his hard work and significant contributions.”
“It has been a privilege,” said Mr. Alldredge, “to work with a strong management team that is dedicated to maximizing the potential of Conformis’ unique technologies and service offerings to benefit patients, surgeons, and shareholders. Considering the Company’s state-of-the-art technology and the ongoing evolution of its products and service offerings, I am confident that Conformis is well positioned for future success.”
About Conformis, Inc.
Conformis is a medical technology company that uses its proprietary iFit® Image-to-Implant® technology platform to develop, manufacture, and sell joint replacement implants and instruments that are individually sized and shaped, which we refer to as personalized, individualized, or sometimes as customized, to fit each patient's unique anatomy.  Conformis also offers Identity Imprint™, a new line of total knee replacement products that utilizes a proprietary algorithm to select the implant size that most closely meets the geometric and anatomic requirements of the patient’s knee. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments.  Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.
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Source: Conformis, Inc.